MANAGEMENT AGREEMENT

                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

      This Agreement is made as of November 3, 2003, between Neuberger Berman Real Estate Income Fund Inc., a Maryland corporation ("Fund"), and Neuberger Berman Management Inc., a New York corporation ("Manager").

      WITNESSETH:
      ----------

      WHEREAS, Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end, non-diversified management investment company; and

      WHEREAS, Fund desires to retain the Manager as investment adviser to furnish the investment advisory and portfolio management services described herein and the Manager is willing to furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1.     SERVICES OF THE MANAGER.

      1.1 INVESTMENT MANAGEMENT SERVICES. The Manager shall act as the investment adviser to the Fund and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of the Fund in a manner consistent with its investment objectives, policies and restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent by the Fund, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Manager will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best net price and most favorable execution of its orders, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers and dealers who provide the Manager with research, analysis, advice and similar services and pay such brokers and dealers in return a higher commission or spread than may be charged by other brokers or dealers.

      The Fund hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect or execute any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a-2(T)(a)(iv).

      The Manager shall carry out its duties with respect to the Fund's investments in accordance with applicable law and the investment objectives, policies and restrictions of the Fund adopted by the directors of Fund

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("Directors"), and subject to such further limitations as the Fund may from time to time impose by written notice to the Manager.

      1.2 The Manager can use any of the officers and employees of Neuberger Berman, LLC to provide any of the non-investment advisory services described herein, and can subcontract to third parties, provided the Manager remains as fully responsible to the Fund under this contract as if the Manager had provided services directly.

      2.     EXPENSES OF THE FUND.

      2.1 EXPENSES TO BE PAID BY THE MANAGER. The Manager shall pay all salaries, expenses and fees of the officers, directors and employees of the Fund who are officers, directors or employees of the Manager.

      In the event that the Manager pays or assumes any expenses of the Fund not required to be paid or assumed by the Manager under this Agreement, the Manager shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Manager of any obligation to the Fund under any separate agreement or arrangement between the parties.

      2.2 EXPENSES TO BE PAID BY THE FUND. The Fund shall bear the expenses of its operation, except those specifically allocated to the Manager under this Agreement or under any separate agreement between the Fund and the Manager. Subject to any separate agreement or arrangement between the Fund and the Manager, the expenses hereby allocated to the Fund, and not to the Manager, include, but are not limited to:

      2.2.1 CUSTODY. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property.

      2.2.2 STOCKHOLDER SERVICING. All expenses of maintaining and servicing Stockholder accounts, including but not limited to the charges of any Stockholder servicing agent, dividend disbursing agent or other agent engaged by the Fund to service Stockholder accounts.

      2.2.3 STOCKHOLDER REPORTS. All expenses of preparing, setting in type, printing and distributing reports and other communications to Stockholders of the Fund.

      2.2.4 PRICING AND PORTFOLIO VALUATION. All expenses of computing the Fund's net asset value per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Fund's investment portfolio.

      2.2.5 COMMUNICATIONS. All charges for equipment or services used for communications between the Manager or the Fund and any custodian, Stockholder servicing agent, portfolio accounting services agent, dividend disbursing agent, dividend reinvestment plan agent or other agent engaged by the Fund.

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      2.2.6  LEGAL AND ACCOUNTING FEES. All charges for services and expenses of the Fund's legal counsel and independent auditors.

      2.2.7 DIRECTORS' FEES AND EXPENSES. All compensation of Directors other than those affiliated with the Manager, all expenses incurred in connection with such unaffiliated Directors' services as Directors, and all other expenses of meetings of the Directors or committees thereof.

      2.2.8 STOCKHOLDER MEETINGS. All expenses incidental to holding meetings of Stockholders, including the printing of notices and proxy materials, and proxy solicitation therefor.

      2.2.9 BONDING AND INSURANCE. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Directors, including, without limitation, such bond, liability and other insurance expense that may from time to time be allocated to the Fund in a manner approved by the Directors.

      2.2.10 BROKERAGE COMMISSIONS. All brokers' commissions and other charges incident to the purchase, sale or lending of the Fund's portfolio securities.

      2.2.11 TAXES. All taxes or governmental fees payable by or with respect to the Fund to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

      2.2.12 TRADE ASSOCIATION FEES. All fees, dues and other expenses incurred in connection with the Fund's membership in any trade association or other investment organization.

      2.2.13 NONRECURRING AND EXTRAORDINARY EXPENSES. Such nonrecurring and extraordinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to Fund's officers, Directors and agents.

      2.2.14 ORGANIZATIONAL EXPENSES AND OFFERING EXPENSES FOR COMMON STOCK. Any and all organizational expenses of the Fund and any and all offering expenses for shares of the Fund's common stock paid by the Manager shall be reimbursed by the Fund if and at such time or times agreed by the Fund and the Manager.

      2.2.15 EXPENSES OF LISTING ON A NATIONAL SECURITIES EXCHANGE. Any and all expenses of listing and maintaining the listing of shares of the Fund's common stock on any national securities exchange.

      2.2.16 OFFERING EXPENSES FOR ANY PREFERRED STOCK. Any and all offering expenses (including rating agency fees) for any preferred stock of the Fund paid by the Manager shall be reimbursed by the Fund if and at such time or times agreed by the Fund and the Manager.

      2.2.17 DIVIDEND REINVESTMENT PLAN. Any and all expenses incident to any dividend reinvestment plan.

      2.2.18 INTEREST.  Such interest as may accrue on borrowings of the Fund.

      3.     ADVISORY FEE.

      3.1 FEE. As compensation for all services rendered, facilities provided and expenses paid or assumed by the Manager under this Agreement, the Fund shall pay the Manager an annual fee equal to 0.60% of the Fund's average daily total assets minus liabilities other than the aggregate indebtedness entered into for purposes of leverage ("Managed Assets").

      3.2 COMPUTATION AND PAYMENT OF FEE. The advisory fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accruals shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the annual advisory fee rate, and multiplying this product by the Managed Assets of the Fund, determined in the manner established by the Directors, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

      4.     OWNERSHIP OF RECORDS.

      All records required to be maintained and preserved by the Fund pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under Section 31 (a) of the 1940 Act and maintained and preserved by the Manager on behalf of the Fund are the property of the Fund and shall be surrendered by the Manager promptly on request by the Fund; provided, that the Manager may at its own expense make and retain copies of any such records.

      5.     REPORTS TO MANAGER.

      The Fund shall furnish or otherwise make available to the Manager such copies of the Fund's financial statements, proxy statements, reports, and other information relating to its business and affairs as the Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

      6.     REPORTS TO THE FUND.

      The  Manager   shall  prepare  and  furnish  to  the  Fund  such  reports, statistical data and other information in such form and at such intervals as the Fund may reasonably request.

      7.     RETENTION OF SUB-ADVISER.

      Subject to the Fund obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, the Manager may retain a sub-adviser, at the Manager's own cost and expense, for the purpose of making investment recommendations and research information available to the Manager. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of the Manager under this Agreement and the Manager shall be responsible to Fund for all acts or omissions of the sub-adviser in connection with the performance of the Manager's duties hereunder.

      8.     SERVICES TO OTHER CLIENTS.

      Nothing herein contained shall limit the freedom of the Manager or any affiliated person of the Manager to render investment management and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

      9.     LIMITATION OF LIABILITY OF MANAGER AND ITS PERSONNEL.

      9.1 Neither the Manager nor any director, officer or employee of the Manager performing services for the Fund at the direction or request of the Manager in connection with the Manager's discharge of its obligations hereunder shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with any matter to which this Agreement relates; provided, that nothing herein contained shall be construed (i) to protect the Manager against any liability to the Fund or its Stockholders to which the Manager would otherwise be subject by reason of the Manager's willful misfeasance, bad faith, or gross negligence in the performance of the Manager's duties, or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement ("disabling conduct"), or (ii) to protect any director, officer or employee of the Manager who is or was a Director or officer of the Fund against any liability to the Fund or its Stockholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Fund.

      9.2 The Fund will indemnify the Manager against, and hold it harmless from, any and all expenses (including reasonable counsel fees and expenses) incurred investigating or defending against claims for losses or liabilities described in Section 9.1 not resulting from negligence, disregard of its obligations and duties under this Agreement or disabling conduct by the Manager. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Manager was not liable by reason of negligence, disregard of its obligations and duties under this Agreement or disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Manager was not liable by reason of negligence, disregard of its obligations and duties under this Agreement or disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party directors") or (b) an independent legal counsel in a written opinion. The Manager shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification hereunder in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The Manager shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Manager shall provide security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of the full Board of Directors of the Fund, the members of which majority are disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Manager will ultimately be found to be entitled to indemnification hereunder.

      10.    EFFECT OF AGREEMENT.

      Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Articles of Incorporation or By-Laws of the Fund, any actions of the Directors binding upon the Fund, or any applicable law, regulation or order to which the Fund is subject or by which it is bound, or to relieve or deprive the Directors of their responsibility for and control of the conduct of the business and affairs of the Fund.

      11.    TERM OF AGREEMENT.

      The term of this Agreement shall begin on the date first above written and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through October 31, 2005. Thereafter, this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof, provided, such continuance is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by the Directors, provided, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors who are not parties to this Agreement or interested persons of either party hereto; and provided further that the Manager shall not have notified the Fund in writing at least sixty (60) days prior to the first expiration date hereof or at least sixty (60) days prior to any expiration date hereof of any year thereafter that it does not desire such continuation. The Manager shall furnish to the Fund, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

      12.    AMENDMENT OR ASSIGNMENT OF AGREEMENT.

      Any amendment to this Agreement shall be in writing signed by the parties hereto; provided, that no such amendment shall be effective unless authorized on behalf of the Fund (i) by resolution of the Directors, including the vote or written consent of a majority of the Directors who are not parties to this Agreement or interested persons of either party hereto, and (ii) by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically and immediately in the event of its assignment.

      13.    TERMINATION OF AGREEMENT.

      This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other party; provided, that in the case of termination by the Fund, such action shall have been authorized (i) by resolution of the Directors, including the vote or written consent of a majority of Directors who are not parties to this Agreement or interested persons' of either party hereto, or (ii) by vote of a majority of the outstanding voting securities of the Fund.

      14.    NAME OF THE FUND.

      The Fund hereby agrees that if the Manager shall at any time for any reason cease to serve as investment adviser to the Fund, the Fund shall, if and when requested by the Manager, eliminate from the Fund's name the name "Neuberger Berman" and thereafter refrain from using the name "Neuberger Berman" or the initials "NB" in connection with its business or activities, and the foregoing agreement of the Fund shall survive any termination of this Agreement and any extension or renewal thereof.

      15.    INTERPRETATION AND DEFINITION OF TERMS.

      Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested person," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      16.    CHOICE OF LAW

      This Agreement is made and to be principally performed in the State of New York and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

      17.    CAPTIONS.

      The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      18.    EXECUTION IN COUNTERPARTS.

      This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.



                                NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                                   /s/ Frederic Soule
                                ------------------------------------------------
                                By:    Frederic Soule
                                Title: Vice President


                                NEUBERGER BERMAN MANAGEMENT INC.

                                   /s/ Robert Conti
                                ------------------------------------------------
                                By:    Robert Conti
                                Title: Senior Vice President




                                Date November 3, 2003